EXHIBIT 99.1

American River Bankshares Reports Fourth Quarter 2010 Financial Results

Sacramento, CA, January 27, 2011 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $77,000 or fully diluted earnings per share of $0.01 for the fourth quarter of 2010, compared to net income of $180,000 or $0.03 per diluted share for the fourth quarter of 2009. For the twelve months ended December 31, 2010, net income was $476,000 or $0.05 per diluted share, compared to $1,586,000 or $0.26 per diluted share for the twelve months ended December 31, 2009.

“American River Bankshares ended 2010 with a modest profit, despite high credit costs,” said David Taber, President and CEO of American River Bankshares. “We remain optimistic about our direction, with non-performing assets down $2.7 million quarter over quarter and core deposits up $18.5 million for the year.”

Net Interest Margin

The Company’s net interest margin was 4.29% for the fourth quarter of 2010, compared to 4.74% for the fourth quarter of 2009. For the twelve months ended December 31, 2010, the net interest margin was 4.49%, compared to 4.90% for the twelve months ended December 31, 2009.

Net interest income for the fourth quarter of 2010 decreased $351,000 (6.11%) to $5,396,000 from $5,747,000 for the fourth quarter of 2009. For the twelve months ended December 31, 2010, net interest income decreased $1,776,000 (7.39%) to $22,256,000 from $24,032,000 for the twelve months ended December 31, 2009. Interest income for the fourth quarter of 2010 decreased $712,000 (10.34%) to $6,175,000 from $6,887,000 for the fourth quarter of 2009. For the twelve months ended December 31, 2010, interest income decreased $3,416,000 (11.73%) to $25,706,000 from $29,122,000 for the twelve months ended December 31, 2009. Interest expense for the fourth quarter of 2010 decreased $361,000 (31.67%) to $779,000 from $1,140,000 for the fourth quarter of 2009. For the twelve months ended December 31, 2010, interest expense decreased $1,640,000 (32.22%) to $3,450,000 from $5,090,000 for the twelve months ended December 31, 2009.

The average yield on earning assets declined from 5.67% in the fourth quarter of 2009 to 4.90% for the fourth quarter of 2010 and declined from 5.93% for the twelve months ended December 31, 2009 to 5.17% for the twelve months ended December 31, 2010. Much of the decline in yields can be attributed to the overall lower interest rate environment, forgone interest on nonaccrual loans, a decrease in average loans and an increase in average balances of lower yielding investment securities. During the fourth quarter of 2010, foregone interest income on nonaccrual loans was approximately $495,000, compared to foregone interest of $456,000 during the fourth quarter of 2009. The foregone interest of $495,000 had a 39 basis point negative impact on the yield on earning assets during the fourth quarter of 2010.

The average balance of earning assets increased 3.70% from $485,648,000 in the fourth quarter of 2009 to $503,599,000 in the fourth quarter of 2010 and increased 0.90% from $496,202,000 for the twelve months ended December 31, 2009 to $500,882,000 for the twelve months ended December 31, 2010. The increase in average earning assets in a comparison of quarter-to-quarter activity was related to an increase in average investment securities. Non-earning cash and principal reductions from loan balances were invested into investment securities. The mix of the assets, caused by a reduction in loan balances and an increase in lower yielding investment security balances, contributed to the decrease in the net interest margin mentioned above.

Page 4 of Page 13

When compared to the fourth quarter of 2009, average loan balances were down $39,930,000 (10.24%) to $350,112,000 for the fourth quarter of 2010 and when compared to the twelve months of 2009, average loan balances were down $42,094,000 (10.41%) to $362,445,000 for the twelve months ended December 31, 2010. Although the Company has continued to generate new loans in 2010, the production of new loans has been less than loan payoffs. Average investment securities were up $56,271,000 (58.86%) to $151,877,000 for the fourth quarter of 2010 and up $47,982,000 (53.28%) to $138,031,000 for the twelve months ended December 31, 2010. Average cash balances were down $14,723,000 (23.3%) to $48,458,000 for the fourth quarter of 2010 and up $7,254,000 (17.67%) to $48,318,000 for the twelve months ended December 31, 2010.

The Company experienced a decrease in average deposits of $4,779,000 (1.00%) from $478,361,000 during the fourth quarter of 2009 to $473,582,000 during the fourth quarter of 2010, but increased $16,449,000 (3.63%) from $452,728,000 for the twelve months ended December 31, 2009 to $469,177,000 for the twelve months ended December 31, 2010. The year-over-year increase in deposit balances has enabled the Company to reduce the amount of borrowings as well as increase the investment portfolio. Average borrowings dropped from $49,745,000 for the twelve months ended December 31, 2009 to $20,458,000 for the twelve months ended December 31, 2010 and average borrowings dropped from $32,234,000 during the fourth quarter of 2009 to $17,000,000 during the fourth quarter of 2010.

Overall, the yield on loans during the fourth quarter of 2010 was 6.06% compared to 6.10% for the fourth quarter of 2009. The yield on loans was 6.13% for the twelve months ended December 31, 2010 compared to 6.27% for the twelve months ended December 31, 2009. The decline in yield on loans is reflective of the declining rate environment and the higher amount of foregone interest. The interest foregone for the twelve month period ending December 31, 2010 was $1,736,000 with an impact on the margin of 34 basis points compared to $1,360,000 for the twelve month period ending December 31, 2009 for an impact on the margin of 28 basis points.

The average cost of funds decreased 31 basis points from 1.17% in the fourth quarter of 2009 to 0.86% for the fourth quarter of 2010 and decreased 38 basis points from 1.32% for the twelve months ended December 31, 2009 to 0.94% for the twelve months ended December 31, 2010. The average balance of interest bearing liabilities decreased $28,216,000 (7.28%) from $387,585,000 in the fourth quarter of 2009 to $359,369,000 in the fourth quarter of 2010 and decreased $19,366,000 (5.03%) from $384,879,000 for the twelve months ended December 31, 2009 to $365,513,000 for the twelve months ended December 31, 2010. Comparing the fourth quarter of 2010 to the fourth quarter of 2009, noninterest bearing deposits increased $8,203,000 (6.67%) while time deposits decreased $24,884,000 (18.00%). For the twelve months ended December 31, 2010 compared to the twelve months ended December 31, 2009, noninterest bearing deposits increased $6,528,000 (5.55%) while time deposits decreased $16,551,000 (12.03%). The decrease in time deposits is due to the Company’s decision to not renew higher rate, non-relationship, time deposits.

Loan Growth and Asset Quality

Net loans outstanding as of December 31, 2010 decreased $37,789,000 (10.04%) to $338,533,000 from $376,322,000 as of December 31, 2009. Real estate loans outstanding decreased $21,451,000 (7.49%) to $265,114,000 as of December 31, 2010 from $286,565,000 as of December 31, 2009. Commercial loans decreased $14,360,000 (19.77%) to $58,261,000 as of December 31, 2010 from $72,621,000 as of December 31, 2009. Due to lower demand from qualified borrowers in the market the Company serves, loan payoffs have outpaced the origination of new loans.

Page 5 of Page 13

The loan portfolio at December 31, 2010 included: real estate loans of $265,114,000 (76% of the portfolio), commercial loans of $58,261,000 (17% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $ 23,170,000 (7% of the portfolio). The real estate loan portfolio at December 31, 2010 includes: owner-occupied commercial real estate loans of $117,155,000 (44% of the real estate portfolio), investor commercial real estate of $98,922,000 (37% of the real estate portfolio), construction and land development of $15,970,000 (6% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $33,067,000 (13% of the real estate portfolio).

At December 31, 2010, the allowance for loan and lease losses was $7,585,000 (2.19% of total loans and leases) compared with $7,909,000 (2.06% of total loans and leases) at December 31, 2009. The provision for loan and lease losses was $1,688,000 for the fourth quarter of 2010 compared to $2,500,000 for the fourth quarter of 2009. For the twelve months ended December 31, 2010, the provision was $7,365,000 compared to $8,530,000 for the twelve months ended December 31, 2009. Net chargeoffs for the fourth quarter of 2010 were $1,550,000 compared to $2,163,000 for the fourth quarter of 2009. For the twelve months ended December 30, 2010, net chargeoffs were $7,689,000 compared to $6,539,000 for the twelve months ended December 31, 2009.

Non-performing loans and leases as of December 31, 2010 were $22,571,000 or 6.52% of total loans and leases compared to $20,964,000 or 5.45% at December 31, 2009. Loans and leases past due 30 to 89 days were $4,357,000 at December 31, 2010 compared to $5,971,000 at December 31, 2009.

Non-performing assets were $25,267,000 at December 31, 2010, up $1,795,000 when compared to $23,472,000 at December 31, 2009. Non-performing assets to total assets as of December 31, 2010 were 4.36% compared to 3.95% as of December 31, 2009. Non-performing assets consist of the following as of December 31, 2010 and December 31, 2009:

Non-performing assets	December 31, 2010	December 31, 2009
Non-performing loans that are current to terms* (11 loans or leases at December 31, 2010 and 12 loans or leases at December 31, 2009)	$3,004,000	$2,133,000
Non-performing loans that are past due (43 loans or leases at December 31, 2010 and 40 loans or leases at December 31, 2009)	19,567,000	18,831,000
Other real estate owned (net) (12 properties at December 31, 2010 and 13 at December 31, 2009)	2,696,000	2,508,000

	$25,267,000	$23,472,000

* loans that are current (less than 30 days past due) pursuant to original or modified terms

The Company evaluates these non-performing loans for impairment and assigns specific reserves when necessary. At December 31, 2010, specific reserves of $385,000 were held on the non-performing loans, compared to $1,421,000 on December 31, 2009. Charge offs in 2010 have reduced the Company’s calculated specific reserve requirements in relation to impaired loan amounts. In addition, there were 21 loans and leases totaling $7,971,000 that are included in the $22,571,000 of non-performing loans and leases that have been modified and are considered troubled debt restructures. There were 13 non-performing loans or leases totaling $3,133,000 which are reported as troubled debt restructures as of December 31, 2009. All of the loans and leases considered troubled debt restructures are considered impaired and have been evaluated according to the Company’s best practices, which follows the guidance established by Generally Accepted Accounting Principles and Regulatory requirements.

Page 6 of Page 13

Other Real Estate Owned

At December 31, 2010, the Company had 12 other real estate owned (“OREO”) properties totaling a net of $2,696,000. This compares to 13 totaling a net of $2,508,000 at December 31, 2009. During the fourth quarter of 2010, the Company sold 4 properties for a net loss of $22,000 and added 3 properties with adjusted loan balances totaling $971,000. The Company periodically obtains property valuations to determine whether the recorded book value is considered fair value. The Company considers fair value to be fair market value less the expected cost of sale. During the fourth quarter of 2010, this valuation process resulted in the Company reducing the book value, with a charge to expense, of six properties by $257,000. In addition, as of December 31, 2010, the Company has a $100,000 reserve against potential losses on its 12 OREO properties.

Deposits and Borrowed Funds

Total deposits as of December 31, 2010 decreased $4,633,000 (0.99%) to $465,122,000 from $469,755,000 as of December 31, 2009. Core deposits as of December 31, 2010 increased $18,554,000 (5.52%) to $354,884,000 from $336,330,000 as of December 31, 2009. The Company considers all deposits except time deposits as core deposits.

Noninterest-bearing deposits increased $8,308,000 (7.02%) to $126,636,000 as of December 31, 2010 from $118,328,000 as of December 31, 2009. Interest-bearing deposits decreased $12,941,000 (3.68%) to $338,486,000 as of December 31, 2010 from $351,427,000 as of December 31, 2009. Other borrowings, which include both short- and long-term borrowings, decreased $14,500,000 (46.03%) to $17,000,000 as of December 31, 2010 from $31,500,000 at December 31, 2009. The decrease in borrowings was due to a decision by the Company to effectively utilize its increase in deposits to pay down borrowings.

Noninterest Income and Expense

Noninterest income for the fourth quarter of 2010 decreased $71,000 (13.84%) to $442,000 from $513,000 for the fourth quarter of 2009 and for the twelve months ended December 31, 2009, decreased $465,000 (20.49%) to $1,804,000 from $2,269,000 for the twelve months ended December 31, 2009. Much of the year-over-year decrease relates to sales of investment securities. For the twelve months ended December 31, 2010, sales of investment securities resulted in a net loss of $7,000 compared to a gain of $270,000 for the twelve months ended December 31, 2009. In addition, during the twelve months ended December 31, 2010, the Company experienced a decline in service charge income of $151,000, or 14.88%, due to a decrease in insufficient funds fee income.

Noninterest expense for the fourth quarter of 2010 increased $555,000 (14.99%) to $4,258,000 from $3,703,000 for the fourth quarter of 2009 and for the twelve months ended December 31, 2010, increased $659,000 (4.17%) to $16,470,000 from $15,811,000 for the twelve months ended December 31, 2009. Much of the fluctuation in noninterest expense reflects costs associated with the Company’s OREO, salaries and benefits, and FDIC insurance expense. OREO related expense increased by $344,000 from $123,000 in the fourth quarter of 2009 to $467,000 in the fourth quarter of 2010. FDIC insurance expense increased $168,000 from $195,000 in the fourth quarter of 2009 to $363,000 in the fourth quarter of 2010. Total salaries and benefits increased $176,000 from $1,800,000 during the fourth quarter of 2009 to $1,976,000 during the fourth quarter of 2010. The increase in OREO expenses resulted from the Company’s costs of maintaining its existing and sold properties during the period. The majority of the increase in FDIC insurance relates to increased assessments from the FDIC. The increase in salaries and benefits relates to increased staff to manage problem assets and to supplement compliance personnel. For the twelve months ended December 31, 2010, the FDIC insurance expense was up $653,000, from $770,000 for the twelve months ended December 31, 2009 to $1,423,000 for the twelve months ended December 31, 2010. Salaries and benefits expense was up $597,000 from $7,279,000 during 2009 to $7,876,000 in 2010.

Page 7 of Page 13

The increase in FDIC insurance and salary and benefit expenses was partially offset by lower OREO-related expenses during the year. OREO-related expenses in 2010 were lower by $231,000, falling from $1,441,000 for the full year of 2009 to $1,210,000 during 2010.

The fully taxable equivalent efficiency ratio for the fourth quarter of 2010 increased to 71.34% from 57.58% for the fourth quarter of 2009 and for the twelve months ended December 31, 2010 increased to 66.87% from 58.45% for the twelve months ended December 31, 2009. This increase was due, in part, to the lower interest margin and the higher overall noninterest expense.

Income Taxes

The Company recorded an income tax benefit for the quarter ended December 31, 2010 of $185,000, compared to a benefit of $123,000 for the quarter ended December 31, 2009. For the twelve months ended December 31, 2010, the benefit for income taxes was $251,000, compared to a provision of $374,000 for the twelve months ended December 31, 2009. The tax benefit in 2010 results from the Company realizing the benefits of tax-free income related to such items as municipal bonds and bank owned life insurance in conjunction with an overall lower amount of taxable income.

Capital

Total shareholders’ equity at December 31, 2010 was $89,544,000, up $2,199,000 (2.52%) from $87,345,000 at December 31, 2009. The increase was primarily driven by the unrealized gain booked from the Company’s available-for-sale investment securities. The Company’s subsidiary, American River Bank, exceeds all regulatory capital ratio requirements including being above the well-capitalized regulatory guidelines. At December 31, 2010, American River Bank’s Leverage ratio was 11.76%, the Tier 1 Risk Based ratio was 17.91% and the Total Risk Based Capital ratio was 19.17%. At December 31, 2009, American River Bank’s Leverage ratio was 11.65%, Tier 1 Risk Based ratio was 16.04% and the Total Risk Based Capital ratio was 17.30%.

At December 31, 2010, American River Bankshares’ Leverage ratio was 12.55%, the Tier 1 Risk Based Capital ratio was 19.07% and the Total Risk Based Capital ratio was 20.33%. At December 31, 2009, American River Bankshares’ leverage ratio was 12.45%, the Tier 1 Risk Based Capital ratio was 17.13% and the Total Risk Based Capital ratio was 18.39%. Book Value Per Share was $9.07 and Tangible Book Value Per Share was $7.38 at December 31, 2010 compared to $8.87 and $7.15 at December 31, 2009.

Performance Metrics

Performance measures for the fourth quarter of 2010 (annualized): the Return on Average Assets (ROAA) was 0.05%, Return on Average Equity (ROAE) was 0.34% and Return on Average Tangible Equity (ROATE) was 0.42% compared to the ROAA of 0.12%, ROAE of 1.03% and ROATE of 1.37%, during the fourth quarter of 2009. For the year ended December 31, 2010, the Company had a ROAA of 0.08%, ROAE of 0.53% and ROATE of 0.66% compared to a ROAA of 0.28%, ROAE of 2.44% and ROATE of 3.31% for the year ended December 31, 2009.

Page 8 of Page 13

Earnings Conference Call

The fourth quarter earnings conference call will be held Thursday, January 27, 2011 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (800) 926-9853. No conference ID number is required. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

# # #

Page 9 of Page 13

American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)
	December 31,	December 31,
	2010	2009
ASSETS
Cash and due from banks	$31,871	$58,493
Federal funds sold	—	—
Interest-bearing deposits in banks	2,248	—
Investment securities	164,150	112,935
Loans & leases:
Real estate	265,114	286,565
Commercial	58,261	72,621
Lease financing	2,766	3,920
Other	20,404	21,725
Deferred loan and lease origination fees, net	(427)	(600)
Allowance for loan and lease losses	(7,585)	(7,909)
Loans and leases, net	338,533	376,322
Bank premises and equipment, net	2,026	2,094
Goodwill and intangible assets	16,723	16,965
Other real estate owned, net	2,696	2,508
Accrued interest receivable and other assets	20,693	25,101
	$578,940	$594,418

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$126,636	$118,328
Interest checking	45,075	50,154
Money market	137,636	131,614
Savings	45,537	36,234
Time deposits	110,238	133,425
Total deposits	465,122	469,755
Short-term borrowings	7,000	14,500
Long-term borrowings	10,000	17,000
Accrued interest and other liabilities	7,274	5,818
Total liabilities	489,396	507,073
Total shareholders’ equity	89,544	87,345
	$578,940	$594,418

Ratios:
Nonperforming loans and leases to total loans and leases	6.52%	5.46%
Net chargeoffs to average loans and leases (YTD)	2.12%	1.62%
Allowance for loan and lease losses to total loans and leases	2.19%	2.06%

American River Bank Capital Ratios:
Leverage Ratio	11.76%	11.65%
Tier 1 Risk-Based Capital Ratio	17.91%	16.04%
Total Risk-Based Capital Ratio	19.17%	17.30%

American River Bankshares Capital Ratios:
Leverage Ratio	12.55%	12.45%
Tier 1 Risk-Based Capital Ratio	19.07%	17.13%
Total Risk-Based Capital Ratio	20.33%	18.39%

Page 10 of Page 13

American River Bankshares
Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except share and per share data)
	Fourth	Fourth		For the year
	Quarter	Quarter	%	ended December 31,		%
	2010	2009	Change	2010	2009	Change
Interest income	$6,175	$6,887	(10.34)%	$25,706	$29,122	(11.73)%
Interest expense	779	1,140	(31.67)%	3,450	5,090	(32.22)%
Net interest income	5,396	5,747	(6.11)%	22,256	24,032	(7.39)%
Provision for loan and lease losses	1,688	2,500	(32.48)%	7,365	8,530	(13.66)%
Total noninterest income	442	513	(13.84)%	1,804	2,269	(20.49)%
Total noninterest expense	4,258	3,703	14.99%	16,470	15,811	4.17%
(Loss) income before (benefit from) provision for income taxes	(108)	57	(289.47)%	225	1,960	(88.52)%
(Benefit from) provision for income taxes	(185)	(123)	50.41%	(251)	374	(167.11)%
Net income	$77	$180	(57.22)%	$476	$1,586	(69.99)%

Basic earnings per share	$0.01	$0.03	(66.67)%	$0.05	$0.26	(80.77)%
Diluted earnings per share	$0.01	$0.03	(66.67)%	$0.05	$0.26	(80.77)%
Averarge diluted shares outstanding	9,874,867	6,725,359		9,858,713	6,038,022

Net interest margin as a percentage of average earning assets	4.29%	4.74%		4.49%	4.90%

Operating Ratios:
Return on average assets	0.05%	0.12%		0.08%	0.28%
Return on average equity	0.34%	1.03%		0.53%	2.44%
Return on average tangible equity	0.42%	1.37%		0.66%	3.31%
Efficiency ratio (fully taxable equivalent)	71.34%	57.58%		66.87%	58.45%

Page 11 of Page 13

American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

(Dollars in thousands, except share and per share data)
	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter
	2010	2010	2010	2010
Interest income	$6,175	$6,344	$6,473	$6,714
Interest expense	779	838	891	942
Net interest income	5,396	5,506	5,582	5,772
Provision for loan and lease losses	1,688	2,025	2,011	1,641
Total noninterest income	442	441	460	461
Total noninterest expense	4,258	3,972	4,055	4,185
(Loss) income before (benefit from) provision for income taxes	(108)	(50)	(24)	407
(Benefit from) provision for income taxes	(185)	(89)	(78)	101
Net income	$77	$39	$54	$306

Basic earnings per share	$0.01	$0.00	$0.01	$0.03
Diluted earnings per share	$0.01	$0.00	$0.01	$0.03

Net interest margin as a percentage of average earning assets	4.29%	4.41%	4.52%	4.73%
Averarge diluted shares outstanding	9,874,867	9,868,490	9,845,533	9,845,533
Shares outstanding-end of period	9,874,867	9,874,887	9,845,533	9,845,533

Operating Ratios (annualized):
Return on average assets	0.05%	0.03%	0.04%	0.21%
Return on average equity	0.34%	0.17%	2.40%	1.41%
Return on average tangible equity	0.42%	0.21%	0.30%	1.74%
Efficiency ratio (fully taxable equivalent)	71.34%	65.19%	65.53%	65.56%

Page 12 of Page 13

American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

(Dollars in thousands, except share and per share data)
Three months ended December 31,	2010			2009
	Avg		Avg	Avg		Avg
	Balance	Interest	Yield	Balance	Interest	Yield
ASSETS
Loans and leases	$350,112	$5,344	6.06%	$390,042	$5,994	6.10%
Taxable investment securities	137,136	680	1.97%	78,365	717	3.63%
Tax-exempt investment securities	14,722	194	5.23%	17,213	234	5.39%
Corporate stock	19	—	—	28	—	—
Federal funds sold	—	—	—	—	—	—
Interest-bearing deposits in banks	1,610	5	1.23%	—	—	—
Total earning assets	503,599	6,223	4.90%	485,648	6,945	5.67%
Cash & due from banks	48,458			63,181
Other assets	41,430			39,718
Allowance for loan & lease losses	(7,835)			(7,987)
	$585,652			$580,560

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$184,290	$304	0.65%	$181,509	$368	0.80%
Savings	44,954	54	0.48%	35,833	57	0.63%
Time deposits	113,125	317	1.11%	138,009	502	1.44%
Other borrowings	17,000	104	2.43%	32,234	213	2.62%
Total interest bearing liabilities	359,369	779	0.86%	387,585	1,140	1.17%
Noninterest bearing demand deposits	131,213			123,010
Other liabilities	5,051			698
Total liabilities	495,633			511,293
Shareholders' equity	90,019			69,267
	$585,652			$580,560
Net interest income & margin		$5,444	4.29%		$5,805	4.74%

Twelve months ended December 31,	2010			2009
	Avg		Avg	Avg		Avg
	Balance	Interest	Yield	Balance	Interest	Yield
ASSETS
Loans and leases	$362,445	$22,227	6.13%	$404,539	$25,378	6.27%
Taxable investment securities	122,381	2,840	2.32%	67,480	2,763	4.09%
Tax-exempt investment securities	15,628	843	5.39%	22,541	1,215	5.39%
Corporate stock	22	—	—	28	6	21.43%
Federal funds sold	—	—	—	11	—	—
Interest-bearing deposits in banks	406	5	1.23%	1,603	59	3.68%
Total earning assets	500,882	25,915	5.17%	496,202	29,421	5.93%
Cash & due from banks	48,318			41,064
Other assets	43,142			42,208
Allowance for loan & lease losses	(8,228)			(7,001)
	$584,114			$572,473

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$182,495	$1,327	0.73%	$163,141	$1,375	0.84%
Savings	41,510	224	0.54%	34,392	229	0.67%
Time deposits	121,050	1,401	1.16%	137,601	2,399	1.74%
Other borrowings	20,458	498	2.43%	49,745	1,087	2.19%
Total interest bearing liabilities	365,513	3,450	0.94%	384,879	5,090	1.32%
Noninterest bearing demand deposits	124,122			117,594
Other liabilities	5,221			4,993
Total liabilities	494,856			507,466
Shareholders' equity	89,258			65,007
	$584,114			$572,473
Net interest income & margin		$22,465	4.49%		$24,331	4.90%

Page 13 of Page 13